Exhibit 15.1
August 31, 2005
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Commissioners:
We are aware that our report dated June 8, 2005 on our review of interim financial information of Abercrombie & Fitch Co. for the thirteen week periods ended April 30, 2005 and May 1, 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter ended April 30, 2005 is incorporated by reference in its Registration Statement dated August 31, 2005.
Very truly yours,
/s/ PricewaterhouseCoopers LLP

Columbus, Ohio